Exhibit 4.7

AVENTIS

STOCK OPTION PLAN

1999/2000

Grant of December 15, 1999

AVENTIS Stock Option Plan

1999/2000

Overview of the Plan

The 1999/2000 Aventis Stock Option Plan was authorized by the Company’s shareholders meeting. Each stock option gives you the right, but not the obligation, to subscribe one Aventis newly issued share. The exercise price is defined below. The options are granted at the Company’s sole discretion, and should you receive a grant, it is granted for a ten-year period. They become vested (can be exercised) after five years1 for French tax residents and three years for other participants.

External administrators have been selected to support the day-to-day operations of the Plan, in particular the exercise of the options and the maintenance of an account for each participant. The process to exercise these options may differ slightly based on your country and your company within the Group.

Conditions of the Grant

The specific features of the 1999/2000 Stock Option Plan as decided by the Board of Management are as follows:

Grant date:	December 15, 1999

Reference Price:	€ 61.84

Discount:	5%

Exercise Price:	€ 58.75

Vesting Date:	January 6, 2003 through December 15, 2009 inclusive

Exercise Period:	From January 6, 2003 through December 15, 2009 inclusive

(January 6, 2005[1] through December 15, 2009, inclusive, for French Residents)

Eligibility to Exercise Your Options

You must be actively employed by one of the companies where the Aventis Group holds at least 10% of the capital or voting rights at the time you exercise your options. However, there are several exceptions to this rule, including:

✓	In the case of a resignation or termination, you have up to six months from the date you receive/give your notice of termination to exercise any vested options[2]. Any options that are not vested on your last day of active employment will be forfeited.

[1] Except in some specific cases (Please consult with your HR Department)

[2] The noted exercise periods cannot extend beyond the life of the options, as defined in the Conditions of the Grant

✓	In the case of a lay-off resulting from a company restructuring or social plan, you have up to twelve months from your last day of active employment of from the date on which your options become vested (whichever is later) to exercise any vested options[2]. Any options that are not exercised within the 12-month period will be forfeited.

✓	However, in the case of lay-off or involuntary termination (except for cause) within eighteen months following a “Change of Control” (as defined by the plan rules), your options will continue to vest and can be exercised in the same fashion and under the same conditions as if you had remained actively employed.

✓	In the case of a divestment of your company or business resulting in your being directly employed or transferred to a company where Aventis holds less than 10% of the capital or voting rights, your options will continue to vest and can be exercised in the same fashion and under the same conditions as if you had remained actively employed.

✓	In the case of retirement, early retirement, or disability, or in the case of a lay-off or termination (except for cause) when you are aged 55 or older, your options will continue to vest and can be exercised in the same fashion and under the same conditions as if you had remained actively employed.

✓	In the case of a participant’s death, all options granted to date will be automatically vested. The participant’s estate will have up to six months from the date of death to exercise the options.

Information about Exercising Your Options

Once your stock options are fully vested, you may exercise them at any time during the exercise period, which is defined in the Conditions of the Grant. While the specific procedures for exercising options may differ from country to country, there are several general rules that always apply:

✓	You may either choose to: 1) exercise your options and retain the stock (under this approach, you must advance the funds necessary to subscribe the shares based on the exercise price); or 2) utilize a “cashless” exercise in which you exercise the options and immediately resell the newly created shares.

✓	The exercise of your stock options (and corresponding sale of shares, if appropriate) is transacted a soon as possible after a request is received and your eligibility is verified.

✓	There are certain administrative and financing fees charged by the external administrators for managing the stock options transactions. These fees are charged to the participant and will vary with the size and type of transaction.

[2] The noted exercise periods cannot extent beyond the life of the options, as defined in the Conditions of the Grant.

Special Circumstances For Options Exercised Between The Approval of the Annual Accounts by the Board and the Dividend Payment Date: There is a special condition for options that are exercised between the date of the approval of the accounts by the Board of management of any year and the date on which dividends are paid in that year in respect of the previous financial year (both dates inclusive). Any Aventis shares that are issued upon the exercise of options in this time period do not entitle the shareholder to the upcoming dividend payment.

These shares, because they are not entitled to dividends until the next calendar year, are traded on the cash settlement market at a price below that of existing shares traded on the monthly settlement. As a result, this price differential will reduce the amount of the gain to which you might otherwise be entitled at the time of exercise.

Taxation

In most countries, stock options are subject to some form of taxation. The types of taxation vary from taxing the stock options at the time of grant to taxing options at the time of exercise as either ordinary income, capital gains, or at a special rate. The amount, or percentage, of taxation also obviously varies from country to country; rather, you are encouraged to consult your tax advisor or local Human Resources Department for information about your country’s specific tax rules and regulations related to stock options.

This booklet gives you a summary of the terms and conditions of the 1999/2000 Aventis Stock Options Plan. It is for summary information purposes only. The Company reserves the right to modify these terms and conditions as necessary. The Plan is established in accordance with French law and the formal Plan Document (French version) will serve as the sole document of reference should any dispute arise. Consult your Human Resources Department should you have additional questions.

RULES AND REGULATIONS
FOR AVENTIS STOCK OPTION
PLAN 1999-2000

Grant of December 15, 1999

I.	PRINCIPLE OF A STOCK OPTION PLAN

A stock option plan is a system which enables its beneficiaries to subscribe for new shares in their company (or in the parent company of their group) during a certain period, at a price fixed at the opening of the plan and which remains fixed during the whole of this period.

The people concerned can therefore be fully associated to the smooth running of their company and benefit from capital gains if the share price progresses favorably.

II.	LEGAL FRAMEWORK FOR AVENTIS STOCK OPTIONS PLAN

Stock option plans are governed notably by Articles 208-1 to 208-8-1 of the law of 24 July 1966 concerning business corporations and Articles 174-8 to 174-21 of the decree of 23 March 1967.

On the basis of the authorization and the powers which have been given to it by the Company’s shareholders meeting, the Aventis Board of Management has decided on the creation of the present Aventis stock option plan (the ‘stock option plan’) and has laid down the conditions within the framework of the legal provisions mentioned above. The Board of Management could adapt these conditions, notably in the case of changes in the regulations relative to the stock options.

III.	DESCRIPTION OF THE AVENTIS STOCK OPTION PLAN

Optionees

The Board of Management has laid down the list of beneficiaries of the stock options plan.

Number of shares

The maximum number of shares each beneficiary may apply for is given on the individual letter addressed by the Chairman, or his duly designated representative.

Share subscription price

The Board of Management has set the subscription price on the basis of the average price quoted during the last twenty days trading on the stock exchange prior to the Board with the application of a reduction in accordance with the legal and statutory provisions in force.

It will remain fixed during the entire stock option plan subject to its adjustment by the Board of Management according to the terms and conditions set out in these regulations.

Duration of the options

The options are granted irrevocably for duration of 10 years from the time day they are allotted by the Board of Management.

Options that have not been exercised at the end of the 10-year period will be declared null and void. No further extensions will be granted.

The options will not be exercisable within the first three years. However, the beneficiaries deemed to be resident in France for tax purposes will be entitled to exercise their options only after a five-year period from the date of the grant, unless they keep the shares on the asset register until the end of the said five-year period, and except if this exercising before five years no longer leads to the payment of social security contributions by the Company on the capital gains made by the beneficiaries following a change in the French regulations in force.

The rights resulting from the options granted are non-transferable.

Adjusting the subscription price and the number of shares

Should the Company carry out any of the following financial operations before the stock options have expired, the subscription price of the shares and the number of shares which can be subscribed for by each beneficiary will be adjusted by the Board of Management under the following conditions:

1.	In the case of the issue, reserved for the shareholders, of shares to be subscribed in cash, or convertible bonds with bond warrants, the subscription price of the shares under option will be reduced by an amount equal to the product of this price through the ratio between the value of the subscription right and the value of the share before removal of this right.

The ratio will be calculated as follows:

•	The value of the share before removal of the subscription right will be equal to the average of at least twenty consecutive opening prices chosen from the forty trading days preceding the opening day of the issue.

•	The value of the subscription right will be the theoretical value calculated according to the number of new shares issued to which an existing share gives entitlement, the issue price of these new shares and the value of the share before removal of the subscription right.

2.	In the case of an increase in capital through incorporation of reserves, profit or premiums and distribution of bonus shares, the subscription price of the shares under option will be adjusted by the appropriation of a coefficient equal to the ratio between the number of old shares and the number of existing shares after the operation.

3.	In the case of distribution of reserves into cash or into portfolio securities, the subscription price of the shares under option will be reduced by an amount equal to the product of this price through the ratio between the amount per share of the distribution and the value of the share before distribution.

For the calculation of this ratio, if the Company shares and the securities distributed are allowed in transactions on a regulated market, the value of the securities distributed and the value of the share before distribution will be equal to the average of the first prices quoted during the thirty trading days of the stock exchange prior to the start of the distribution.

If the shares of the Company or the securities distributed are not allowed in transactions on a regulated market, the Board of Management will fix the values on sight of the auditors’ special report.

4.	In the case of a reduction of capital due to losses.

•	If the reduction focuses on the number of shares, the subscription price will be adjusted by appropriating to it a coefficient equal to the ratio between the number of old shares and the number of shares remaining after reduction.

•	If the reduction focuses on the nominal value of the shares, there will be no adjustment.

In all the cases mentioned above, an adjustment in the number of shares under option will be made so that the total subscription prices remains constant. The number adjusted will however be rounded up to the higher figure.

Change of Control

‘Change of Control’ means exclusively:

(a)	carrying out a takeover bid or a public offer of exchange.

(b)	the direct or indirect acquisition of an interest allowing a new shareholder to hold at least 20% of the voting rights in the shareholders’ meeting, or to increase his/her previous interest so as to hold at least 20% of the voting rights in the shareholders’ meeting.

(c)	the demerger, the contribution or transferal of significant corporate assets of the Company, which necessitate a meeting of the Company’s general meeting.

(d)	the direct or indirect intervention of a rival company in the management of the Company.

(e)	the merger-absorption by the Company of a rival company implying the arrival of shareholders with over 20% of the voting rights of the company resulting from the merger, and the merger-absorption of the Company by a rival company implying the arrival of new shareholders with over 20% of the voting rights of the company resulting from the merger.

The ‘Change of Control’ will be considered as ‘effective’ from:

(a)	the date of publication in the official list of the notice of the result of the takeover bid by the SBF – Paris Bourse, in the case of a takeover bid or a public offer of exchange.

(b)	the date of the notification to the Company of the crossing of the threshold level having taken the interest of a shareholder to at least 20% of the voting rights in the Company, in the case of entry into the capital of a new shareholder holding at least 20% of the voting rights in the shareholders’ meeting or the increase in the previous interest of a new shareholder taking his/her interest to at least 20% of the voting rights in the shareholders’ meeting.

(c)	the date of the assembly approving the demerger, transferal or contribution of the principal assets of the Company or the merger, in the case of demerger, contribution or transfer of the principal assets of the Company or merger.

(d)	the date of the general assembly appointing the new management and administration structure, in the case of the direct or indirect intervention of a rival company in the management and administration structure of the Company.

In the case of ‘Change of Control’:

1.	The Company will do its best to ensure sufficient liquidity allowing the options to be exercised under normal conditions.

2.	If the Aventis share ceased to be quoted on a regulated market, it would be requested of the company responsible for the ‘Change of Control’ to take over the existing patrimonial commitments with regard to the beneficiaries and as a consequence to implement one of the following solutions:

-	either to undertake to buy back from the beneficiaries the shares obtained following the exercising of their options, on the date when they will present them, this date obligatorily being during the exercising period initially decided for the options. In the case where the Company is subject to a procedure of obligatory withdrawal, the shares obtained by the beneficiaries must obligatorily be presented for repurchase following the exercising of the options.

The price of the repurchase will be equal to that of the Aventis share on the date when the Change of Control becomes effective or on the first date of quotation following this date, and will vary both upwards and downwards between this date and the date of the request for repurchase, according to the evolution of the price of the share of the Company which is the beneficiary of the ‘Change of Control’ over the same period.

-	or to grant the beneficiaries, in exchange for their old options, new options.

If these commitments are not carried out, the resulting loss to the beneficiaries will be estimated by an expert designated by the two parties, or if no agreement can be found, by the President of the Paris Tribunal de Commerce (commercial court), who will give a ruling on the petition of the more deserving party.

The amount decided will be paid by the Company, or by any company which it will substitute for or which will substitute for it.

To decide this loss, the expert will take into account the price of the share on the date when the Change of Control becomes effective or on the first date of quotation following this change and the ‘time value’ still left to run until the final date for the exercising of the considered options taking into account all the existing corporate or tax incidences.

IV.	EXERCISE OF THE OPTIONS

Exercising conditions

The exercise of the options by an optionee is subject to the condition that he/she has a work contract or corporate mandate with the Company or one of the Companies of the Aventis Group (‘Group Companies’) on the date of the exercise, unless otherwise decided by the Chairman in exceptional cases.

By Company of the Group, it is meant any company or group of economic interests where at least 10% of the capital or voting rights is held directly or indirectly by the Company, on the date of exercise.

Notwithstanding the legal provisions of the preceding paragraphs:

-	In the case of resignation, dismissal or revocation, the options can, whatever the case, be exercised for a maximum period of 6 months from the date of the letter of resignation, dismissal or revocation, subject to them being exercisable on the day of the termination of the work contract or corporate mandate. Non-exercisable options on this date will be lost.

In the case of dismissal resulting from restructuring or planned redundancy schemes, the options can be exercised for a period of 12 months from the day of the termination of the work contract or from the Opening Day of the Exercise Period of the options if this date is later, this period must not exceed the termination date of the options. By Opening Day of the Exercise Period, it is meant the day from which the options are exercisable as stipulated in the paragraph ‘duration of the options.’

However, if dismissal (except for serious professional misconduct) or revocation takes place within eighteen months of a Change of Control of the Company, the options can be exercised until the termination under the same conditions as if the optionee still held a work contract or a corporate mandate.

-	In the case of the transfer of a Company of the Group or an activity of a Company of the Group to a company where Aventis does not hold directly or indirectly at least 10% of the capital or voting rights, or in the case of transfer by flotation, the options can be exercised until the termination under the same conditions as if the optionee still held a work contract or a corporate mandate.

-	in the case of retirement or early retirement in accordance with the applicable regulations, in the case of the dismissal (except for serious professional misconduct) of an optionee of at least 55 years of age or the revocation of a corporate mandate of an optionee of at least 55 years of age, or in the case of invalidity, the options can be exercised until the termination under the same conditions as if the optionee still held a work contract or a corporate mandate.

-	In the case of the death of the optionee, the heirs who wish to exercise the options must do so under the conditions fixed by law which at the moment stipulate that the options are exercisable for a period of six months from the date of death.

Suspension of option rights

The Management Board can suspend the right to exercise the options if necessary, notably when trading on Aventis capital requires the exact and prior knowledge of the number of shares which make up the capital or in the case of one of the financial operations leading to an adjustment being carried out.

In these cases, the Company will inform the beneficiaries of the suspension date and the date when the options can be exercised again. Such a suspension cannot extend the exercise period beyond the original 10-year period.

Methods of the exercise of the options

The exercise of the options is optional for the beneficiaries.

The options can be exercised partially or in totality.

To exercise an option, the beneficiaries must apply to the Plan Manager whose details will have been provided.

Costs incurred in exercising an option by the Plan Manager will be born by the beneficiaries.

V.	CHARACTERISTICS OF SUBSCRIBED SHARES

Form and delivery of stocks

Shares subscribed for by beneficiaries who are French residents must take the registered form. If this is not the case, their holders will lose the benefit of the special tax system for stock options.

Unless instructions to the contrary are received from the beneficiaries, the stocks will be registered on an individual account opened in the Plan Manager’s books.

Interest

The new shares will be created with coupon attached and will be immediately entitled to the same dividend as the other shares which make up the capital of Aventis, subject to having been subscribed for prior to the date of the statement of accounts for the fiscal year for which the first dividend will be paid to them.

Shares subscribed between the date of the statement of accounts of an accounting period and the date of distribution of the dividend for this period will not give entitlement to the dividend relating to this period and will be subject to a quotation on the spot market of the Paris Bourse until the date of distribution of the said dividend.

VI.	TRANSFER OF SHARES

Subject to the period inherent in preliminary formalities for the quotation on the stock market of new shares and possibly the application of a tax system which is less favorable in the case of noncompliance with legal conditions concerning time of tenure and form, the shares acquired following the exercise of options can be sold immediately.

To carry out this sale, the beneficiaries must address a selling order to Plan Manager, in accordance with the model sent by the latter.

Requests to exercise options will be recorded on a register timed and dated, which will be held by each Plan Manager.

VII MANAGEMENT OF THE PLAN

The administrative management of the Stock Option Plan has been entrusted to banks selected by Aventis (each one a ‘Plan Manager’). The beneficiaries will be informed of the details of the Plan Manager who they can contact for any information.

VIII MISCELLANEOUS

As some beneficiaries are not French residents, the Board of Management could, depending on the conditions imposed by certain countries and with regard to the exercise of options and the subsequent transfer of options, modify certain provisions of the plan concerning beneficiaries working in these countries, without these modifications making the plan more favorable for these beneficiaries (apart from aspects relating to the tax systems of these countries).

RULES AND REGULATIONS FOR
AVENTIS STOCK SUBSCRIPTION OPTION

GRANT of December 15, 1999

ANNEX

Authorization of the Option Plan	:	Combined General Meeting of 26 May 1999
(maximum nominal amount $57.300.000 over
a maximum period of 3 years)

Decision and date of grant	:	Board of Management of December 15, 1999

Number of options allotted	:	5 035 005

Reference price (average price quoted	:	€ 61.84
from 17 November 1999
to 14 December 1999)

Reduction	:	5%

Exercise price	:	€ 58.75

Exercise period	:	From January 6, 2003 through December 15,
2009 inclusive

AVENTIS

STOCK OPTION PLAN

1999/2000

Grant of May 11, 2000

AVENTIS Stock Option Plan

1999/2000

Overview of the Plan

The 1999/2000 Aventis Stock Option Plan was authorized by the Company’s shareholders meeting. Each stock option gives you the right, but not the obligation, to subscribe one Aventis newly issued share. The exercise price is defined below. The options are granted at the Company’s sole discretion, and should you receive a grant, it is granted for a ten-year period. They become vested (can be exercised) after five years1 for French tax residents and three years for other participants.

External administrators have been selected to support the day-to-day operations of the Plan, in particular the exercise of the options and the maintenance of an account for each participant. The process to exercise these options may differ slightly based on your country and your company within the Group.

Conditions of the Grant

The specific features of the 1999/2000 Stock Option Plan as decided by the Board of Management are as follows:

Grant date:	May 11 ,2000

Reference Price:	€61.36

Discount:	5%

Exercise Price:	€ 58.29

Vesting Date:	May 11, 2003 through May 10, 2010 inclusive

Exercise Period:	From May 11, 2003 through May 10, 2010 inclusive
(From May 11, 2005[1] through May 10, 2010, inclusive, for French Residents)

Eligibility to Exercise Your Options

You must be actively employed by one of the companies where the Aventis Group holds at least 10% of the capital or voting rights at the time you exercise your options. However. there are several exceptions to this rule, including:

✓	In the case of a resignation or termination, you have up to six months from the date you receive/give your notice of termination to exercise any vested options[2]. Any options that are not vested on your last day of active employment will be forfeited.

[1] Except in some specific cases (Please consult with your HR Department)

[2] The noted exercise periods cannot extend beyond the life of the options, as defined in the Conditions of the Grant

✓	In the case of a lay-off resulting from a company restructuring or social plan, you have up to twelve months from your last day of active employment of from the date on which your options become vested (whichever is later) to exercise any vested options[2] Any options that are not exercised within the 12-month period will be forfeited.

✓	However, in the case of lay-off or involuntary termination (except for cause) within eighteen months following a “Change of Control” (as defined by the plan rules), your options will continue to vest and can be exercised in the same fashion and under the same conditions as if you had remained actively employed.

✓	In the case of a divestment of your company or business resulting in your being directly employed or transferred to a company where Aventis holds less than 10% of the capital or voting rights, your options will continue to vest and can be exercised in the same fashion and under the same conditions as if you had remained actively employed.

✓	In the case of retirement, early retirement, or disability, or in the case of a lay-off or termination (except for cause) when you are aged 55 or older, your options will continue to vest and can be exercised in the same fashion and under the same conditions as if you had remained actively employed.

✓	In the case of a participant’s death, all options granted to date will be automatically vested. The participant’s estate will have up to six months from the date of death to exercise the options.

Information about Exercising Your Options

✓	Once your stock options are fully vested, you may exercise them at any time during the exercise period, which is defined in the Conditions of the Grant. While the specific procedures for exercising options may differ from country to country, there are several general rules that always apply:

✓	You may either choose to: 1) exercise your options and retain the stock (under this approach, you must advance the funds necessary to subscribe the shares based on the exercise price); or 2) utilize a “cashless” exercise in which you exercise the options and immediately resell the newly created shares.

✓	The exercise of your stock options (and corresponding sale of shares, if appropriate) is transacted a soon as possible after a request is received and your eligibility is verified.

✓	There are certain administrative and financing fees charged by the external administrators for managing the stock options transactions. These fees are charged to the participant and will vary with the size and type of transaction.

[2]	The noted exercise periods cannot extent beyond the life of the options, as defined in the Conditions of the Grant.

Special Circumstances For Options Exercised Between The Approval of the Annual Accounts by the Board and the Dividend Payment Date: There is a special condition for options that are exercised between the date of the approval of the accounts by the Board of management of any year and the date on which dividends are paid in that year in respect of the previous financial year (both dates inclusive). Any Aventis shares that are issued upon the exercise of options in this time period do not entitle the shareholder to the upcoming dividend payment.

These shares, because they are not entitled to dividends until the next calendar year, are traded on the cash settlement market at a price below that of existing shares traded on the monthly settlement. As a result, this price differential will reduce the amount of the gain to which you might otherwise be entitled at the time of exercise.

Taxation

In most countries, stock options are subject to some form of taxation. The types of taxation vary from taxing the stock options at the time of grant to taxing options at the time of exercise as either ordinary income, capital gains, or at a special rate. The amount, or percentage, of taxation also obviously varies from country to country; rather, you are encouraged to consult your tax advisor or local Human Resources Department for information about your country’s specific tax rules and regulations related to stock options.

This booklet gives you a summary of the terms and conditions of the 1999/2000 Aventis Stock Options Plan. It is for summary information purposes only. The Company reserves the right to modify these terms and conditions as necessary. The Plan is established in accordance with French law and the formal Plan Document (French version) will serve as the sole document of reference should any dispute arise. Consult your Human Resources Department should you have additional questions.

RULES AND REGULATIONS
FOR AVENTIS STOCK OPTION
PLAN 1999-2000

Grant of May 11, 2000

I.	PRINCIPLE OF A STOCK OPTION PLAN

A stock option plan is a system which enables its beneficiaries to subscribe for new shares in their company (or in the parent company of their group) during a certain period, at a price fixed at the opening of the plan and which remains fixed during the whole of this period.

The people concerned can therefore be fully associated to the smooth running of their company and benefit from capital gains if the share price progresses favorably.

II.	LEGAL FRAMEWORK FOR AVENTIS STOCK OPTIONS PLAN

Stock option plans are governed notably by Articles 208-1 to 208-8-1 of the law of 24 July 1966 concerning business corporations and Articles 174-8 to 174-21 of the decree of 23 March 1967.

On the basis of the authorization and the powers which have been given to it by the Company’s shareholders meeting, the Aventis Board of Management has decided on the creation of the present Aventis stock option plan (the ‘stock option plan’) and has laid down the conditions within the framework of the legal provisions mentioned above. The Board of Management could adapt these conditions, notably in the case of changes in the regulations relative to the stock options.

III.	DESCRIPTION OF THE AVENTIS STOCK OPTION PLAN

Optionees

The Board of Management has laid down the list of beneficiaries of the stock options plan.

Number of shares

The maximum number of shares each beneficiary may apply for is given on the individual letter addressed by the Chairman, or his duly designated representative.

Share subscription price

The Board of Management has set the subscription price on the basis of the average price quoted during the last twenty days trading on the stock exchange prior to the Board with the application of a reduction in accordance with the legal and statutory provisions in force.

It will remain fixed during the entire stock option plan subject to its adjustment by the Board of Management according to the terms and conditions set out in these regulations.

Duration of the options

The options are granted irrevocably for duration of 10 years from the time day they are allotted by the Board of Management.

Options that have not been exercised at the end of the 10-year period will be declared null and void. No further extensions will be granted.

The options will not be exercisable within the first three years. However, the beneficiaries deemed to be resident in France for tax purposes will be entitled to exercise their options only after a five-year period from the date of the grant, unless they keep the shares on the asset register until the end of the said five-year period, and except if this exercising before five years no longer leads to the payment of social security contributions by the Company on the capital gains made by the beneficiaries following a change in the French regulations in force.

The rights resulting from the options granted are non-transferable.

Adjusting the subscription price and the number of shares

Should the Company carry out any of the following financial operations before the stock options have expired, the subscription price of the shares and the number of shares which can be subscribed for by each beneficiary will be adjusted by the Board of Management under the following conditions:

1.	In the case of the issue, reserved for the shareholders, of shares to be subscribed in cash, or convertible bonds with bond warrants, the subscription price of the shares under option will be reduced by an amount equal to the product of this price through the ratio between the value of the subscription right and the value of the share before removal of this right.

The ratio will be calculated as follows:

-	The value of the share before removal of the subscription right will be equal to the average of at least twenty consecutive opening prices chosen from the forty trading days preceding the opening day of the issue.

-	The value of the subscription right will be the theoretical value calculated according to the number of new shares issued to which an existing share gives entitlement, the issue price of these new shares and the value of the share before removal of the subscription right.

2.	In the case of an increase in capital through incorporation of reserves, profit or premiums and distribution of bonus shares, the subscription price of the shares under option will be adjusted by the appropriation of a coefficient equal to the ratio between the number of old shares and the number of existing shares after the operation.

3.	In the case of distribution of reserves into cash or into portfolio securities, the subscription price of the shares under option will be reduced by an amount equal to the product of this price through the ratio between the amount per share of the distribution and the value of the share before distribution.

For the calculation of this ratio, if the Company shares and the securities distributed are allowed in transactions on a regulated market, the value of the securities distributed and the value of the share before distribution will be equal to the average of the first prices quoted during the thirty trading days of the stock exchange prior to the start of the distribution.

If the shares of the Company or the securities distributed are not allowed in transactions on a regulated market, the Board of Management will fix the values on sight of the auditors’ special report.

4.	In the case of a reduction of capital due to losses.

-	If the reduction focuses on the number of shares, the subscription price will be adjusted by appropriating to it a coefficient equal to the ratio between the number of old shares and the number of shares remaining after reduction.

-	If the reduction focuses on the nominal value of the shares, there will be no adjustment.

In all the cases mentioned above, an adjustment in the number of shares under option will be made so that the total subscription prices remains constant. The number adjusted will however be rounded up to the higher figure.

Change of Control

     ‘Change of Control’ means exclusively:

(a)	carrying out a takeover bid or a public offer of exchange.

(b)	the direct or indirect acquisition of an interest allowing a new shareholder to hold at least 20% of the voting rights in the shareholders’ meeting, or to increase his/her previous interest so as to hold at least 20% of the voting rights in the shareholders’ meeting.

(c)	the demerger, the contribution or transferal of significant corporate assets of the Company, which necessitate a meeting of the Company’s general meeting.

(d)	the direct or indirect intervention of a rival company in the management of the Company.

(e)	the merger-absorption by the Company of a rival company implying the arrival of shareholders with over 20% of the voting rights of the company resulting from the merger, and the merger-absorption of the Company by a rival company implying the arrival of new shareholders with over 20% of the voting rights of the company resulting from the merger.

The ‘Change of Control’ will be considered as ‘effective’ from:

(a)	the date of publication in the official list of the notice of the result of the takeover bid by the SBF – Paris Bourse, in the case of a takeover bid or a public offer of exchange.

(b)	the date of the notification to the Company of the crossing of the threshold level having taken the interest of a shareholder to at least 20% of the voting rights in the Company, in the case of entry into the capital of a new shareholder holding at least 20% of the voting rights in the shareholders’ meeting or the increase in the previous interest of a new shareholder taking his/her interest to at least 20% of the voting rights in the shareholders’ meeting.

(c)	the date of the assembly approving the demerger, transferal or contribution of the principal assets of the Company or the merger, in the case of demerger, contribution or transfer of the principal assets of the Company or merger.

(d)	the date of the general assembly appointing the new management and administration structure, in the case of the direct or indirect intervention of a rival company in the management and administration structure of the Company.

In the case of ‘Change of Control’:

1.	The Company will do its best to ensure sufficient liquidity allowing the options to be exercised under normal conditions.

2.	If the Aventis share ceased to be quoted on a regulated market, it would be requested of the company responsible for the ‘Change of Control’ to take over the existing patrimonial commitments with regard to the beneficiaries and as a consequence to implement one of the following solutions:

-	either to undertake to buy back from the beneficiaries the shares obtained following the exercising of their options, on the date when they will present them, this date obligatorily being during the exercising period initially decided for the options. In the case where the Company is subject to a procedure of obligatory withdrawal, the shares obtained by the beneficiaries must obligatorily be presented for repurchase following the exercising of the options.

The price of the repurchase will be equal to that of the Aventis share on the date when the Change of Control becomes effective or on the first date of quotation following this date, and will vary both upwards and downwards between this date and the date of the request for repurchase, according to the evolution of the price of the share of the Company which is the beneficiary of the ‘Change of Control’ over the same period.

or to grant the beneficiaries, in exchange for their old options, new options.

If these commitments are not carried out, the resulting loss to the beneficiaries will be estimated by an expert designated by the two parties, or if no agreement can be found, by the President of the Paris Tribunal de Commerce (commercial court), who will give a ruling on the petition of the more deserving party.

The amount decided will be paid by the Company, or by any company which it will substitute for or which will substitute for it.

To decide this loss, the expert will take into account the price of the share on the date when the Change of Control becomes effective or on the first date of quotation following this change and the ‘time value’ still left to run until the final date for the exercising of the considered options taking into account all the existing corporate or tax incidences.

IV.	EXERCISE OF THE OPTIONS

Exercising conditions

The exercise of the options by an optionee is subject to the condition that he/she has a work contract or corporate mandate with the Company or one of the Companies of the Aventis Group (‘Group Companies’) on the date of the exercise, unless otherwise decided by the Chairman in exceptional cases.

By Company of the Group, it is meant any company or group of economic interests where at least 10% of the capital or voting rights is held directly or indirectly by the Company, on the date of exercise.

Notwithstanding the legal provisions of the preceding paragraphs:

-	In the case of resignation, dismissal or revocation, the options can, whatever the case, be exercised for a maximum period of 6 months from the date of the letter of resignation, dismissal or revocation, subject to them being exercisable on the day of the termination of the work contract or corporate mandate. Non-exercisable options on this date will be lost.

In the case of dismissal resulting from restructuring or planned redundancy schemes, the options can be exercised for a period of 12 months from the day of the termination of the work contract or from the Opening Day of the Exercise Period of the options if this date is later, this period must not exceed the termination date of the options. By Opening Day of the Exercise Period, it is meant the day from which the options are exercisable as stipulated in the paragraph ‘duration of the options.’

However, if dismissal (except for serious professional misconduct) or revocation takes place within eighteen months of a Change of Control of the Company, the options can be exercised until the termination under the same conditions as if the optionee still held a work contract or a corporate mandate.

-	In the case of the transfer of a Company of the Group or an activity of a Company of the Group to a company where Aventis does not hold directly or indirectly at least 10% of the capital or voting rights, or in the case of transfer by flotation, the options can be exercised until the termination under the same conditions as if the optionee still held a work contract or a corporate mandate.

-	in the case of retirement or early retirement in accordance with the applicable regulations, in the case of the dismissal (except for serious professional misconduct) of an optionee of at least 55 years of age or the revocation of a corporate mandate of an optionee of at least 55 years of age, or in the case of invalidity, the options can be exercised until the termination under the same conditions as if the optionee still held a work contract or a corporate mandate.

-	In the case of the death of the optionee, the heirs who wish to exercise the options must do so under the conditions fixed by law which at the moment stipulate that the options are exercisable for a period of six months from the date of death.

Suspension of option rights

The Management Board can suspend the right to exercise the options if necessary, notably when trading on Aventis capital requires the exact and prior knowledge of the number of shares which make up the capital or in the case of one of the financial operations leading to an adjustment being carried out.

In these cases, the Company will inform the beneficiaries of the suspension date and the date when the options can be exercised again. Such a suspension cannot extend the exercise period beyond the original 10-year period.

Methods of the exercise of the options

The exercise of the options is optional for the beneficiaries.

The options can be exercised partially or in totality.

To exercise an option, the beneficiaries must apply to the Plan Manager whose details will have been provided.

Costs incurred in exercising an option by the Plan Manager will be born by the beneficiaries.

V. CHARACTERISTICS OF SUBSCRIBED SHARES

Form and delivery of stocks

Shares subscribed for by beneficiaries who are French residents must take the registered form. If this is not the case, their holders will lose the benefit of the special tax system for stock options.

Unless instructions to the contrary are received from the beneficiaries, the stocks will be registered on an individual account opened in the Plan Manager’s books.

Interest

The new shares will be created with coupon attached and will be immediately entitled to the same dividend as the other shares which make up the capital of Aventis, subject to having been subscribed for prior to the date of the statement of accounts for the fiscal year for which the first dividend will be paid to them.

Shares subscribed between the date of the statement of accounts of an accounting period and the date of distribution of the dividend for this period will not give entitlement to the dividend relating to this period and will be subject to a quotation on the spot market of the Paris Bourse until the date of distribution of the said dividend.

VI. TRANSFER OF SHARES

Subject to the period inherent in preliminary formalities for the quotation on the stock market of new shares and possibly the application of a tax system which is less favorable in the case of noncompliance with legal conditions concerning time of tenure and form, the shares acquired following the exercise of options can be sold immediately.

To carry out this sale, the beneficiaries must address a selling order to Plan Manager, in accordance with the model sent by the latter.

Requests to exercise options will be recorded on a register timed and dated, which will be held by each Plan Manager.

VII MANAGEMENT OF THE PLAN

The administrative management of the Stock Option Plan has been entrusted to banks selected by Aventis (each one a ‘Plan Manager’). The beneficiaries will be informed of the details of the Plan Manager who they can contact for any information.

VIII MISCELLANEOUS

As some beneficiaries are not French residents, the Board of Management could, depending on the conditions imposed by certain countries and with regard to the exercise of options and the subsequent transfer of options, modify certain provisions of the plan concerning beneficiaries working in these countries, without these modifications making the plan more favorable for these beneficiaries (apart from aspects relating to the tax systems of these countries).

RULES AND REGULATIONS FOR AVENTIS
STOCK SUBSCRIPTION OPTION

GRANT of 11 May 2000

ANNEX

Authorization of the Option Plan	:	Combined General Meeting of 26 May 1999
(maximum nominal amount € 57.300.000 over a maximum period of 3 years)

Decision and date of grant	:	Board of Management of May 11, 2000

Number of options allotted	:	747 727

Reference price (average price quoted from 10 April 2000 to 10 May 2000)	:	€61,36

Reduction	:	5%

Exercise price	:	€ 58.29

Exercise period	:	From 11 May 2003 to 10 May 2010 inclusive